News Release

EXHIBIT 99.1
SM ENERGY REPORTS YEAR-END 2018 PRODUCTION, PRICING AND CERTAIN METRICS

Denver, CO February 4, 2019 - SM Energy Company ("SM Energy" or the “Company”) (NYSE: SM) today announces 2018 production, pricing and certain financial metrics. Highlights include:

•	Total production for full year 2018 was 44 MMBoe (120.3 MBoe/d) and includes production growth of 97% from core Permian Basin assets.

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Costs incurred for full year 2018 were $1.4 billion. Total capital spend (a non-GAAP measure see reconciliation below) for full year 2018 was $1.3 billion, demonstrating the Company’s commitment to capital discipline.

MANAGEMENT COMMENTARY
President and Chief Executive Officer Jay Ottoson comments: “Our strategic priorities in 2018 were to drive cash flow growth through development of our high-margin Permian Basin assets, reduce our debt leverage, and progress toward operating within our cash flows in late 2019. We accomplished all of these goals by nearly doubling Permian Basin production while maintaining capital discipline, and by reducing the principal outstanding on our long-term debt by $325 million.”
Mr. Ottoson continues: “Fourth quarter operations continued to demonstrate our leadership in operational capabilities in the Permian, particularly as our team was faced with several challenges in the form of two weather-related events and two force majeure events at third party gas processing plants. We commend our team’s outstanding effort in re-directing production volumes during these events. However, the temporary effects of these events, combined with a dip in oil and NGL commodity prices, did impact our production and realizations for the quarter. Our Permian well performance and operational execution remain top tier.”
2018 IN REVIEW
FOURTH QUARTER AND FULL YEAR RESULTS

PRODUCTION
	Fourth Quarter 2018	Full Year 2018
Oil (MMBbls)	5.1	18.8
Natural gas (Bcf)	25.5	103.2
NGLs (MMBbls)	2.0	7.9
Total MMBoe	11.3	43.9
Total (MBoe/d)	122.8	120.3

REGIONAL PRODUCTION
	Fourth Quarter 2018	Full Year 2018
Eagle Ford (MMBoe)	5.4	21.8
Permian Basin (MMBoe)	5.9	20.9
Rocky Mountain (MMBoe)	0.0	1.1
Total MMBoe	11.3	43.9

•	Amounts may not calculate due to rounding

•	Eagle Ford includes nominal other production from the region

•	Assets divested in 2018 included Rocky Mountain and non-operated Permian, which contributed combined 2018 production of 1.2 MMBoe

Full year 2018 Permian Basin production was up 97%, based on retained assets.
Comments on fourth quarter production:

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Total net production was 11.3 MMBoe (123 MBoe/d) and 45% oil. Production volumes compare in-line with the mid-point of original fourth quarter guidance of 11.3-11.7 MMBoe (mid-point 11.5 MMBoe), when adjusted to consider the following:

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Production was affected by significant storms and third-party gas plant force majeure events that were originally estimated to reduce fourth quarter production by approximately 0.6 MMBoe. As a result of an additional gas plant force majeure event in December, the actual impact of weather and third-party events is estimated to be 0.6-0.7 MMBoe for the quarter, approximately 50% oil.

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Original fourth quarter guidance assumed the Company processed ethane for the entire quarter while the actual results included ethane rejection for the month of December, which reduced total expected volumes by approximately 0.1 MMBoe.

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Fourth quarter production included 45% oil in the commodity mix, which reflected strong well performance in the Permian, an expected sequential decline in Eagle Ford production, due to the timing of completions early in the third and late in the fourth quarters, as well as the impact of the temporary effects of shut-in and curtailed production volumes discussed above.

The Company no longer has any Permian oil production shut-in due to third party gas plant force majeure events; however, impacts to natural gas sales are expected to continue at a reduced level until the end of February 2019.
Given the notable outside influences on fourth quarter production, the Company estimates that its normalized exit rate production (December production normalized for shut-in volumes) would have been approximately 4.1 MMBoe (132 MBoe/d) and 43-44% oil. Normalized exit rate production is expected to exceed the first quarter 2019 average due to curtailed natural gas sales through February (discussed above), and due to the scheduled timing of completions (the 25-well Merlin Maximus development in RockStar and no active crews in Eagle Ford).
Realized prices (before and after the effect of derivative settlements) for the fourth quarter and full year 2018 were:

COMMODITY PRICES
	4Q18 Pre/Post Hedge	Full Year 2018 Pre/Post Hedge
Oil - $/Bbl	49.29/47.94	56.80/53.13
Natural gas - $/Mcf	3.71/3.01	3.43/3.31
NGLs - $/Bbl	24.01/19.36	27.22/20.44
Boe - $/Boe	34.74/31.74	37.27/34.18

•	Pre-hedge realized prices of $34.74 per Boe and $37.27 per Boe for the two periods presented were up 5% and 32%, respectively, from the same periods in 2017.

•	Cash derivative settlements were a loss of $33.9 million in the fourth quarter and a loss of $135.8 million for the full year.

FINANCIAL POSITION, LIQUIDITY AND TOTAL CAPITAL SPEND
As of December 31, 2018, the outstanding principal balance on the Company’s long-term debt was $2.48 billion in senior notes plus $172.5 million in senior convertible notes, with zero drawn on the Company’s senior secured credit facility. The Company’s undrawn credit facility ($1.0 billion in commitments) plus cash on hand provided $1.1 billion in liquidity at December 31, 2018.
Costs incurred for the full year 2018 were $1.4 billion. Total capital spend (a non-GAAP measure see reconciliation below) for the full year 2018 was $1.3 billion.
TOTAL CAPITAL SPEND RECONCILIATION

Reconciliation of costs incurred in oil & gas activities (GAAP) to total capital spend (Non-GAAP)(1)(3)

($ in millions)	For the Year Ended December 31, 2018

Costs incurred in oil and gas activities (GAAP):	$1,389.5
Asset retirement obligations	(6.8)
Capitalized interest	(20.6)
Proved property acquisitions(2)	(1.3)
Unproved property acquisitions	(32.3)
Other	0.6
Total capital spend (Non-GAAP):	$1,329.1

(1) The non-GAAP measure of total capital spend is presented because management believes it provides useful information to investors for analysis of SM Energy's fundamental business on a recurring basis. In addition, management believes that total capital spend is widely used by professional research analysts and others in the valuation, comparison, and investment recommendations of companies in the oil and gas exploration and production industry, and many investors use the published research of industry research analysts in making investment decisions. Total capital spend should not be considered in isolation or as a substitute for Costs Incurred or other capital spending measures prepared under GAAP. The total capital spend amounts presented may not be comparable to similarly titled measures of other companies.

(2) Includes approximately $0.3 million of ARO associated with proved property acquisitions for the year ended December 31, 2018.
(3) The Company completed several primarily non-monetary acreage trades in the Midland Basin during 2018 totaling $95.1 million of value attributed to the properties surrendered. This non-monetary consideration is not reflected in the costs incurred or capital spend amounts presented above.

SCHEDULE FOR YEAR-END 2018 REPORTING
February 20, 2019 - After market close, the Company plans to release its fourth quarter and full year 2018 earnings release, a pre-recorded webcast discussion of the fourth quarter and full year 2018 financial and operating results, and an associated presentation, all of which will be posted to the Company’s website at ir.sm-energy.com.
February 21, 2019 - Please join SM Energy management at 8:00 a.m. Mountain time/10:00 a.m. Eastern time for the fourth quarter and full year 2018 financial and operating results Q&A session. This discussion will be accessible via webcast (available live and for replay) on the Company’s website at ir.sm-energy.com or by telephone at:

•	Live (conference ID 2633668) - Domestic toll free/International: 844-343-4183/647-689-5129

•	Replay (conference ID 2633668) - Domestic toll free/International: 800-585-8367/416-621-4642
The call replay will be available approximately one hour after the call until February 28, 2019.

FORWARD LOOKING STATEMENTS
This release contains forward-looking statements within the meaning of securities laws. The words "anticipate," "budget," "estimate," "expect," "forecast," "guidance," "plan," "project," "will" and similar expressions are intended to identify forward-looking statements. These statements involve known and unknown risks, which may cause SM Energy's actual results to differ materially from results expressed or implied by the forward-looking statements. Forward-looking statements in this release include, among other things: the expectation that third-party force majeure events should be resolved by the end of February 2019. General risk factors include the availability, proximity and capacity of gathering, processing and transportation facilities; the volatility and level of oil, natural gas, and natural gas liquids prices and related differentials, including any impact on the Company’s asset carrying values or reserves arising from price declines; uncertainties inherent in projecting future timing and rates of production or other results from drilling and completion activities; the imprecise nature of estimating oil and natural gas reserves; uncertainties inherent in projecting future drilling and completion activities, costs or results; the uncertain nature of joint venture or similar efforts and the ability to complete any such transactions; the uncertain nature of expected benefits from the actual or expected joint venture or similar efforts; the availability of additional economically attractive exploration, development, and acquisition opportunities for future growth and any necessary financings; unexpected drilling conditions and results; unsuccessful exploration and development drilling results; the availability of drilling, completion, and operating equipment and services; the risks associated with the Company's commodity price risk management strategy; uncertainty regarding the ultimate impact of potentially dilutive securities; and other such matters discussed in the Risk Factors section of SM Energy's 2017 Annual Report on Form 10-K, as such risk factors may be updated from time to time in the Company's other periodic reports filed with the Securities and Exchange Commission. The forward-looking statements contained herein speak as of the date of this announcement. Although SM Energy may from time to time voluntarily update its prior forward-looking statements, it disclaims any commitment to do so except as required by securities laws.
ABOUT THE COMPANY
SM Energy Company is an independent energy company engaged in the acquisition, exploration, development, and production of crude oil, natural gas, and natural gas liquids in onshore North America. SM Energy routinely posts important information about the Company on its website. For more information about SM Energy, please visit its website at www.sm-energy.com.
SM ENERGY INVESTOR CONTACT
Jennifer Martin Samuels, jsamuels@sm-energy.com, 303-864-2507

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